Exhibit 99.1

PZENA INVESTMENT MANAGEMENT, INC.

REPORTS RESULTS FOR THE SECOND QUARTER OF 2019

•	Assets under management ended the second quarter at $37.3 billion.
•	Revenue was $37.8 million for the second quarter of 2019.
•	GAAP diluted earnings per share was $0.18 for the second quarter of 2019.
•	Board declared a quarterly dividend of $0.03 per share.

NEW YORK, July 17, 2019 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. Generally Accepted Accounting Principles (GAAP) basic and diluted net income and earnings per share for the three and six months ended June 30, 2019 and 2018 (in thousands, except per-share amounts):

	GAAP Basis
	For the Three Months Ended June 30,
	2019	2018
	(unaudited)
Basic Net Income	$3,364	$3,472
Basic Earnings Per Share	$0.19	$0.20

Diluted Net Income	$13,218	$14,020
Diluted Earnings Per Share	$0.18	$0.20

	GAAP Basis
	For the Six Months Ended June 30,
	2019	2018
	(unaudited)
Basic Net Income	$6,466	$6,995
Basic Earnings Per Share	$0.36	$0.39

Diluted Net Income	$26,026	$28,248
Diluted Earnings Per Share	$0.35	$0.39

GAAP diluted net income and GAAP diluted earnings per share were $13.2 million and $0.18 respectively, for the three months ended June 30, 2019, and $14.0 million and $0.20, respectively, for the three months ended June 30, 2018. GAAP diluted net income and GAAP diluted earnings per share were $26.0 million and $0.35, respectively, for the six months ended June 30, 2019, and $28.2 million and $0.39, respectively, for the six months ended June 30, 2018.

In evaluating the results of operations, management also reviews non-GAAP measures of earnings, which are adjusted to exclude accounting items that add a measure of non-operational complexity which obscures the underlying performance of the business. For the three and six months ended June 30, 2019 and 2018, no adjustments were made to GAAP earnings, resulting in the same GAAP and non-GAAP measures of earnings.

Net income for diluted earnings per share generally assumes all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments.  When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Assets Under Management (unaudited)
($ billions)
	For the Three Months Ended			For the Twelve Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019[1]	2019	2018	2019[1]	2018
Separately Managed Accounts
Assets
Beginning of Period	$13.8	$12.6	$14.6	$13.8	$13.8
Inflows	0.2	1.2	0.3	2.4	1.2
Outflows	(0.3)	(1.1)	(0.8)	(1.9)	(2.2)
Net Flows	(0.1)	0.1	(0.5)	0.5	(1.0)
Market Appreciation/(Depreciation)	0.2	1.1	(0.3)	(0.4)	1.0
End of Period	$13.9	$13.8	$13.8	$13.9	$13.8

Sub-Advised Accounts
Assets
Beginning of Period Assets	$21.0	$18.8	$21.3	$21.2	$18.2
Inflows	0.4	1.0	0.7	3.0	3.3
Outflows	(0.6)	(0.7)	(0.5)	(2.5)	(2.2)
Net Flows	(0.2)	0.3	0.2	0.5	1.1
Market Appreciation/(Depreciation)	0.3	1.9	(0.3)	(0.6)	1.9
End of Period	$21.1	$21.0	$21.2	$21.1	$21.2

Pzena Funds
Assets
Beginning of Period Assets	$2.3	$2.0	$1.8	$1.9	$1.5
Inflows	0.1	0.2	0.2	0.7	0.7
Outflows	(0.1)	(0.1)	(0.1)	(0.3)	(0.3)
Net Flows	—	0.1	0.1	0.4	0.4
Market Appreciation/(Depreciation)	—	0.2	—	—	—
End of Period	$2.3	$2.3	$1.9	$2.3	$1.9

Total
Assets
Beginning of Period	$37.1	$33.4	$37.7	$36.9	$33.5
Inflows	0.7	2.4	1.2	6.1	5.2
Outflows	(1.0)	(1.9)	(1.4)	(4.7)	(4.7)
Net Flows	(0.3)	0.5	(0.2)	1.4	0.5
Market Appreciation/(Depreciation)	0.5	3.2	(0.6)	(1.0)	2.9
End of Period	$37.3	$37.1	$36.9	$37.3	$36.9

1Adjusted from the preliminary assets under management amount of $37.4 billion reported on July 8, 2019.

Financial Discussion

Revenue (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Separately Managed Accounts	$18,815	$18,596	$19,160
Sub-Advised Accounts	15,057	15,007	16,256
Pzena Funds	3,971	3,807	2,932
Total	$37,843	$37,410	$38,348

		For the Six Months Ended
		June 30,	June 30,
		2019	2018
Separately Managed Accounts		$37,411	$39,242
Sub-Advised Accounts		30,064	32,707
Pzena Funds		7,778	5,651
Total		$75,253	$77,600

Revenue was $37.8 million for the second quarter of 2019, an increase of 1.2% from $37.4 million for the first quarter of 2019, and a decrease of 1.3% from $38.3 million for the second quarter of 2018.

Included in these amounts for the second quarter of 2019 were performance fees recognized of $0.3 million, compared to $0.4 million for the first quarter of 2019, and $0.9 million for the second quarter of 2018.

Average assets under management for the second quarter of 2019 were $37.1 billion, increasing 2.8% from $36.1 billion for the first quarter of 2019, and decreasing 1.6% from $37.7 billion for the second quarter of 2018. The increase from the first quarter of 2019 reflects market appreciation, partially offset by net outflows. The decrease from the second quarter of 2018 primarily reflects market depreciation, partially offset by net inflows.

The weighted average fee rate was 0.408% for the second quarter of 2019, decreasing from 0.414% for the first quarter of 2019, and increasing from 0.407% for the second quarter of 2018.

The weighted average fee rate for separately managed accounts was 0.545% for the second quarter of 2019, decreasing from 0.550% for the first quarter of 2019, and increasing from 0.535% for the second quarter of 2018. The decrease from the first quarter of 2019 was driven by large client relationships that generally carry lower fee rates, partially offset by an increase in assets in non-U.S. strategies that generally carry higher fee rates. The increase from the second quarter of 2018 reflects the increase in assets in non-U.S. strategies.

The weighted average fee rate for sub-advised accounts was 0.287% for the second quarter of 2019, decreasing from 0.295% for the first quarter of 2019, and from 0.303% for the second quarter of 2018. The decrease from the first quarter of 2019 and second quarter of 2018 reflects a decrease in performance fees recognized during the second quarter of 2019, partially offset by an increase in assets in non-U.S. strategies that generally carry higher fee rates. In addition, certain accounts related to one retail client relationship have fulcrum fee arrangements. These fee arrangements require a reduction in the base fee or allow for a performance fee if the relevant investment strategy underperforms or outperforms, respectively, the agreed-upon benchmark over the contract's measurement period, which extends to three years.  During the second quarter of 2019 and first quarter of 2019, we recognized a $0.5 million and $0.3 million reduction in base fees, respectively, related to one client account. A reduction in base fees was not recognized during second quarter of 2018.  To the extent the three-year performance record of this account fluctuates relative to its relevant benchmark, the amount of base fees recognized may vary.

The weighted average fee rate for Pzena funds was 0.694% for the second quarter of 2019, increasing from 0.679% for the first quarter of 2019, and from 0.624% for the second quarter of 2018. The increase from the first quarter of 2019 and second quarter of 2018 reflects a decrease in fund expense cap reimbursements recognized during the second quarter of 2019, which are presented net against revenue. The remainder of the increase reflects an increase in assets in products that generally carry higher fee rates.

Total operating expenses were $20.3 million for the second quarter of 2019, decreasing from $21.2 million for the first quarter of 2019, and increasing from $18.6 million for the second quarter of 2018.  The decrease in operating expenses from the first quarter of 2019 primarily reflects a decrease in compensation and benefits expense, partially offset by an increase in general and administrative costs during the second quarter of 2019.  First quarter 2019 compensation expenses included expenses associated with tax payments and the Company's employee profit sharing and savings plan, which generally do not recur during the year. The increase in general and administrative costs from the first quarter of 2019 reflects an increase in business activities. The increase in operating expenses from the second quarter of 2018 reflects an increase in compensation and benefits expense and an increase in general and administrative costs during the second quarter of 2019. The increase in compensation and benefits expense from the second quarter of 2018 reflects an increase in compensation rates. The increase in general and administrative expenses from the second quarter of 2018 reflects an increase in professional fees and data and systems expenses.

Operating Expenses (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Compensation and Benefits Expense	$16,019	$17,189	$15,224
General and Administrative Expense	4,254	4,027	3,379
Operating Expenses	$20,273	$21,216	$18,603

		For the Six Months Ended
		June 30,	June 30,
		2019	2018
Compensation and Benefits Expense		$33,208	$31,398
General and Administrative Expense		8,281	6,534
Operating Expenses		$41,489	$37,932

As of June 30, 2019, employee headcount was 110, compared to 110 at March 31, 2019, and up from 108 at June 30, 2018.

The operating margin was 46.4% for the second quarter of 2019, compared to 43.3% for the first quarter of 2019, and 51.5% for the second quarter of 2018.

Other income/ (expense) was income of approximately $0.6 million for the second quarter of 2019, income of $1.8 million for the first quarter of 2019, and an expense of $0.2 million for the second quarter of 2018.

Other income/ (expense) primarily reflects the fluctuations in the gains/ (losses) and other investment income recognized by the Company on its direct equity investments, the majority of which are held to satisfy obligations under its deferred compensation plan.  Other income/ (expense) also includes a portion of gains/ (losses) and other investment income recognized by external investors on their investments in investment partnerships that the Company consolidates, which are offset in net income attributable to non-controlling interests. Excluding the outside interests of the Company's investment partnerships, other income/ (expense) was income of approximately $0.5 million for the second quarter of 2019, income of $1.7 million for first quarter of 2019, and an expense of $0.2 million for the second quarter of 2018.  Details of other income/ (expense) are shown below:

Other Income/ (Expense) (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Net Interest and Dividend Income	$360	$279	$125
Gains/ (Losses) and Other Investment Income	245	1,595	(327)
Other Expense	(44)	(55)	(10)
GAAP Other Income/ (Expense)	561	1,819	(212)
Outside Interests of Investment Partnerships[1]	(38)	(128)	33
Other Income/ (Expense) Net of Outside Interests	$523	$1,691	$(179)

		For the Six Months Ended
		June 30,	June 30,
		2019	2018
Net Interest and Dividend Income		$639	$223
Gains/ (Losses) and Other Investment Income		1,840	(490)
Other (Expense)/ Income		(99)	5
GAAP Other (Expense)/ Income		2,380	(262)
Outside Interests of Investment Partnerships[1]		(166)	3
Other Income/ (Expense) Net of Outside Interests		$2,214	$(259)

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax expenses of $1.8 million for the second quarter of 2019, $2.1 million for the first quarter of 2019, and $2.2 million for the second quarter of 2018.

Details of the income tax expense are shown below:

Income Tax Expense (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Corporate Income Tax Expense	$1,051	$1,365	$1,338
Unincorporated and Other Business Tax Expense	785	706	838
Income Tax Expense	$1,836	$2,071	$2,176

		For the Six Months Ended
		June 30,	June 30,
		2019	2018
Corporate Income Tax Expense		$2,416	$2,807
Unincorporated and Other Business Tax Expense		1,491	1,576
Income Tax Expense		$3,907	$4,383

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries are shown below:

GAAP Non-Controlling Interests (unaudited)
($ thousands)
	For the Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Operating Company Allocation	$12,893	$12,712	$13,918
Outside Interests of Investment Partnerships[1]	38	128	(33)
GAAP Net Income Attributable to Non-Controlling Interests	$12,931	$12,840	$13,885

		For the Six Months Ended
		June 30,	June 30,
		2019	2018
Operating Company Allocation		$25,605	$28,031
Outside Interests of Investment Partnerships[1]		166	(3)
GAAP Net Income Attributable to Non-Controlling Interests		$25,771	$28,028

[1]	Represents the non-controlling interest allocation of the income of the Company's consolidated investment partnerships to its external investors.

On July 17, 2019, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock.  The following dates apply to the dividend:

Record Date:       July 30, 2019

Payment Date:    August 23, 2019

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.58 per share of its Class A common stock.

Second Quarter 2019 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Thursday, July 18, 2019.  The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S. callers should dial 844-378-6482; Canada callers should dial 855-669-9657; international callers should dial 412-317-5106.  Please reference the Pzena Investment Management call.

Replay: The conference call will be available for replay through August 1, 2019, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm.  Founded in 1995, Pzena Investment Management has built a diverse, global client base.  More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements provide the Company’s current views, expectations, or forecasts of future events and performance, and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 8, 2019 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC.  In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-583-0225 or bachman@pzena.com.

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands)

	As of
	June 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Cash and Cash Equivalents	$33,783	$38,099
Restricted Cash	1,031	1,028
Due from Broker	255	64
Advisory Fees Receivable	32,659	32,590
Investments	40,501	50,470
Prepaid Expenses and Other Assets	4,587	6,099
Right-of-use Assets	14,222	—
Deferred Tax Asset	34,473	37,232
Property and Equipment, Net of Accumulated
Depreciation of $4,234 and $3,724, respectively	5,432	5,394
TOTAL ASSETS	$166,943	$170,976

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$26,227	$37,266
Due to Broker	83	360
Liability to Selling and Converting Shareholders	32,389	32,389
Lease Liabilities	14,622	—
Deferred Compensation Liability	2,410	1,845
Other Liabilities	—	108
TOTAL LIABILITIES	75,731	71,968

Equity:
Total Pzena Investment Management, Inc.'s Equity	26,016	33,002
Non-Controlling Interests	65,196	66,006
TOTAL EQUITY	91,212	99,008
TOTAL LIABILITIES AND EQUITY	$166,943	$170,976

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per-share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
REVENUE	$37,843	$38,348	$75,253	$77,600

EXPENSES
Compensation and Benefits Expense	16,019	15,224	33,208	31,398
General and Administrative Expense	4,254	3,379	8,281	6,534
TOTAL OPERATING EXPENSES	20,273	18,603	41,489	37,932
Operating Income	17,570	19,745	33,764	39,668

Other Income	561	(212)	2,380	(262)

Income Before Taxes	18,131	19,533	36,144	39,406

Income Tax Expense	1,836	2,176	3,907	4,383
Consolidated Net Income	16,295	17,357	32,237	35,023

Less: Net Income Attributable to Non-Controlling Interests	12,931	13,885	25,771	28,028

Net Income Attributable to Pzena Investment Management, Inc.	$3,364	$3,472	$6,466	$6,995

Earnings per Share - Basic and Diluted Attributable to Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$3,364	$3,472	$6,466	$6,995
Basic Earnings per Share	$0.19	$0.20	$0.36	$0.39
Basic Weighted Average Shares Outstanding	17,874,842	17,759,396	18,075,692	17,886,675

Net Income for Diluted Earnings per Share	$13,218	$14,020	$26,026	$28,248
Diluted Earnings per Share	$0.18	$0.20	$0.35	$0.39
Diluted Weighted Average Shares Outstanding	74,153,408	71,773,989	74,212,207	72,045,221